UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2011
World Energy Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34289	04-3474959

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

446 Main Street Worcester, Massachusetts	01608

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 459-8100
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The purpose of this report is to amend World Energy Solutions, Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2011 (the “Initial Report”) which reported the Company’s acquisition of certain contracts owned by the Co-eXprise, Inc. (“Co-eXprise”) pursuant to a Contract Purchase Agreement (the “Agreement”) between the Company and Co-eXprise. This report amends the Initial Report so as to provide the information under Items 9.01(a) and 9.01(b) of Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On September 13, 2011, the Company acquired all of the contracts and assumed certain liabilities with respect to Co-eXprise’s energy procurement business. The Company paid $4.0 million in cash at closing, subject to certain escrowing provisions, as consideration in the transaction. Co-eXprise, located in Wexford Pennsylvania, is a leading provider of enterprise sourcing software solutions for discrete manufacturers, enabling companies to effectively manage sourcing activities for direct material and complex indirect spend categories.

ITEM 9.01.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
Balance sheets of the Co-eXprise energy procurement business as of December 31, 2010 and 2009 (audited) and as of June 30, 2011 (unaudited) and the related statements of operations, retained earnings (deficit) and cash flows for the years ended December 31, 2010 and 2009 (audited) and for the six months ended June 30, 2011 and 2010 (unaudited), with the report of the independent registered public accounting firm thereon, are attached hereto as Exhibit 99.2 and are incorporated herein by reference.
(b) PRO FORMA FINANCIAL INFORMATION
Pro forma unaudited combined statements of income of the Company for the six months ended June 30, 2011 and the year ended December 31, 2010, all giving pro forma effect to the Company’s acquisition of the contracts of the Co-eXprise energy procurement business, are attached hereto as Exhibit 99.3 and are incorporated herein by reference.

(d) EXHIBITS

10.1	Contract Purchase Agreement dated September 13, 2011 by and between the Company and Co-eXprise, Inc. *

23.1	Consent of Alpern Rosenthal.

99.1	Press Release issued by the Company dated September 14, 2011. *

99.2
Balance sheets of the Co-eXprise energy procurement business as of December 31, 2010 and 2009 (audited) and as of June 30, 2011 (unaudited) and the related statements of operations, retained earnings (deficit) and cash flows for the years ended December 31, 2010 and 2009 (audited) and for the six months ended June 30, 2011 and 2010 (unaudited), with the report of the independent registered public accounting firm thereon.

99.3
Unaudited pro forma combined balance sheet of the Company and the Co-eXprise energy procurement business as of June 30, 2011 giving effect to the acquisition of the contracts and assumed certain liabilities of the Co-eXprise energy procurement business as if the transaction had occurred on June 30, 2011 and unaudited pro forma combined statements of operations of the Company for the six months ended June 30, 2011 and the year ended December 31, 2010, all giving pro forma effect to the Company’s acquisition of the contracts of the Co-eXprise energy procurement business as if the transaction had occurred on January 1, 2010.

*	Previously filed with the Company’s 8-K on September 14, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

World Energy Solutions, Inc.
Dated: November 28, 2011	By:	/s/ James Parslow
James Parslow
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

23.1	Consent of Alpern Rosenthal.

99.2
Balance sheets of the Co-eXprise energy procurement business as of December 31, 2010 and 2009 (audited) and as of June 30, 2011 (unaudited) and the related statements of operations, retained earnings (deficit) and cash flows for the years ended December 31, 2010 and 2009 (audited) and for the six months ended June 30, 2011 and 2010 (unaudited), with the report of the independent registered public accounting firm thereon.

99.3
Unaudited pro forma combined balance sheet of the Company and the Co-eXprise energy procurement business as of June 30, 2011 giving effect to the acquisition of the contracts and assumed certain liabilities of the Co-eXprise energy procurement business as if the transaction had occurred on June 30, 2011 and unaudited pro forma combined statements of operations of the Company for the six months ended June 30, 2011 and the year ended December 31, 2010, all giving pro forma effect to the Company’s acquisition of the contracts of the Co-eXprise energy procurement business as if the transaction had occurred on January 1, 2010.

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